Exhibit 99.1

Deutsche Bank

Q4 and FY 2018 Fixed Income Investor Conference Call

James von Moltke, Chief Financial Officer
Dixit Joshi, Group Treasurer

4 February 2019

Minimum Requirement for Own Funds and Eligible Liabilities (MREL)

€ bn, unless stated otherwise, as of 31 December 2018


Deutsche Bank available MREL categories
118
Plain-vanilla senior preferred debt(1)
1(2)
Plain-vanilla senior non-preferred debt(1)
55
MREL adjustments(3)
1
AT1 / Tier 2(4)
14
CET1(4)
47
97
9.14% (of € 1,058bn)
Available MREL
MREL requirement (TLOF(5) -based)

- Deutsche Bank has a loss absorbing capacity of € 118bn, € 21bn above MREL requirement[6]
- Deutsche Bank compliant since inception, MREL target review expected in H2 2019
- In January 2019, the Single Resolution Board has released the 2018 MREL policy
- Not expected to have a material impact on Deutsche Bank
  - Target setting methodology remains generally unchanged
  - Subordination requirement to be introduced
  - MREL decisions for individual entities to be set (with transitional periods of up to 4 years)

Note: Illustrative size of boxes
(1) IFRS carrying value including hedge accounting effects; including all senior debt >1 year; excludes legacy non-EU law bonds
(2) Potential to include further senior preferred issuances and other MREL eligible liabilities of at least 2.5% of RWA
(3) Exclusion of Tier 2 instruments with maturity <1 year; add-back of regulatory maturity haircut for Tier 2 instruments with maturity >1 year
(4) Regulatory capital; includes Additional Tier 1 (AT1) and Tier 2 capital issued out of subsidiaries to third parties which is eligible until year end 2021
(5) Total Liabilities and Own Funds: Principally IFRS total liabilities with derivatives after consideration of netting and IFRS equity replaced by total regulatory capital (own funds)
(6) Based on Deutsche Bank's MREL requirement as calculated by the Single Resolution Board (SRB) – refer to slide 24 for details

Regulatory capital requirements

SREP(1) vs CET1 Ratio


G-SIB buffer
Countercyclical Buffer
Capital Conservation Buffer
Pillar 2 Requirement
Pillar 1 Requirement
10.68%
1.50%
0.05%
1.88%
2.75%
4.50%
11.82%
2.00%
0.07%
2.50%
2.75%
4.50%
13.55%
2018 SREP Requirement
2019 SREP(2) requirement
Dec 2018 CET 1 ratio

Total capital requirements


CET1
AT1
Tier 2
X.X
Contribution from legacy Tier 1 instruments
15.32%
2.00%
1.50%
11.82%
17.49%
1.77%
2.17%
0.86%
13.55%
2019 SREP requirement
Dec 2018 capital ratios

- Comfortably above expected regulatory requirements
- No change in Pillar 2 requirement expected compared to 2018 SREP
- Higher 2019 SREP requirement reflects final phasing of buffers
- Small shortfall in Tier 2 bucket more than covered by CET1 surplus

(1) Supervisory Review and Evaluation Process
(2) ECB decision regarding minimum capital requirements for 2019, following the results of the 2018 SREP, outstanding

Minimum Requirement for Own Funds and Eligible Liabilities (MREL)(1)

SRB methodology (% RWA)



Pillar 1 minimum requirement
Pillar 2 requirement
Combined buffer requirement(2)
Market Confidence Charge(3)
29.27%
3.26%
2.75%
8.00%
Loss Absorption Amount
4.51%
Recapitalization Amount
8.00%
2.75%

Requirements

- MREL requirement calculated by the Single Resolution Board (SRB) as a % of risk-weighted assets (RWA), currently calibrated based on year-end 2016 data(2)
- SRB translates the RWA-based requirement into a proportion of Total Liabilities and Own Funds (TLOF)(4)

Deutsche Bank figures

- Deutsche Bank year-end 2016 RWA: € 357bn
- MREL has been calculated from 29.27% of RWA (i.e. € 104.5bn)
- Deutsche Bank year-end 2016 TLOF: € 1,144bn
- SRB set MREL requirement of 9.14% of TLOF (i.e. € 104.5bn MREL / € 1,144bn TLOF)

- Deutsche Bank MREL requirement as per Q4 2018: € 97bn (9.14% times TLOF of € 1,058bn)
- Excess of € 21bn given available MREL of € 118bn

(1) 2017 MREL Policy as published by Single Resolution Board (SRB) at the 6th Industry Dialogue (Nov 21, 2017)
(2) Includes G-SIB buffer (2%), Capital conservation buffer (2.5%) and Countercyclical buffer (0.01%)
(3) Defined by the SRB as the Combined buffer less 1.25%
(4) Total Liabilities and Own Funds: Principally IFRS total liabilities with derivatives after consideration of netting and IFRS equity replaced by total regulatory capital (own funds)

Capital Markets and Equity[(1)] to MREL reconciliation

€ bn, as of 31 December 2018



Covered bonds
Structured notes
Plain-vanilla senior preferred
Plain-vanilla senior non-preferred
AT1 / Tier 2
Shareholder's equity
196
22
24
1
72
15
63
(22)
(24)
(19)
+1
(17)
+1
118
1
55
1
14
47
MREL adjust-ments
Plain-vanilla senior preferred
Plain-vanilla senior non-preferred debt
AT1 / Tier 2(6)
CET1(6)
Capital Markets and Equity - Funding Sources view(1)
MREL excluded liabilities
Senior plain vanilla non-preferred debt < 1 year(2)
Other adjustments to senior plain-vanilla non-preferred debt(3)
Regulatory capital adjustments(4)
MREL (capital) adjustments(5)
Available MREL

(1) Capital Markets and Equity (funding sources view) differs from IFRS long-term debt (incl. trust preferred securities and AT1) (€ 167bn) and Equity (€ 64bn) accounts primarily due to exclusion of TLTRO, issuance under our x-markets program, differences between fair value and carrying value of debt instruments

(2) < 1 year based on contractual maturity and next call/put option date of issuer/investor

(3) Deduction of non MREL eligible seniors (legacy non-EU law bonds; Legacy Postbank issuances; treasury deposits); recognition of senior plain-vanilla debt with issuer call options < 1 year; recognition of hedge accounting effects in line with IFRS accounting standards for Deutsche Bank Group; deduction of own holdings of Deutsche Bank's eligible senior plain-vanilla debt

(4) Regulatory capital deductions items (e.g. goodwill & other intangibles, Deferred Tax Asset), regulatory maturity haircuts and minority deductions for Tier 2 instruments

(5) MREL eligible capital instruments not qualifying as fully loaded regulatory capital; add-back of regulatory maturity haircut for Tier 2 instruments with maturity > 1 year

(6) Regulatory capital; includes AT1 and Tier 2 capital issued out of subsidiaries to third parties which is eligible until year-end 2021